Exhibit 99.1

SAKS INCORPORATED ANNOUNCES NOVEMBER

COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (December 2, 2010)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $254.9 million for the four weeks ended November 27, 2010 compared to $245.1 million for the four weeks ended November 28, 2009, a 4.0% increase. Comparable store sales increased 5.3% for the month.

On a year-to-date basis, for the ten months ended November 27, 2010, owned sales totaled $2,144.7 million compared to $2,039.4 million for the ten months ended November 28, 2009, a 5.2% increase. Comparable store sales increased 5.5% for the ten months.

For November, the strongest categories at Saks Fifth Avenue stores were women’s shoes, women’s designer and WEAR (bridge) apparel, women’s outerwear, fashion jewelry, soft accessories, men’s private brand (Saks Fifth Avenue Men’s Collection), and men’s contemporary sportswear. Saks Direct performed well during the month.

Saks Incorporated operates 47 Saks Fifth Avenue stores, 58 Saks OFF 5TH stores, and saks.com.

####